SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 17, 2005

(Date of earliest event reported)

THE NAUTILUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE NAUTILUS GROUP, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2005, The Nautilus Group, Inc. (the “Company”) entered into the Third Amended and Restated Merchant Agreement (the “Agreement”) with Household Bank (SB), N.A., a National Banking Association (“Household”). The Agreement amends and supersedes the Second Amended and Restated Merchant Agreement with Household, dated February 23, 2000. Under the Agreement, Household will continue to make financing available to consumers purchasing goods from the Company.

The Agreement is effective as of January 17, 2005 and shall remain in effect for an initial term through December 31, 2007. Thereafter, the Agreement is automatically renewable for successive one-year terms. The Agreement may be terminated by either the Company or Household at the end of the initial term or renewal term upon not less than ninety days’ prior written notice.

The foregoing summary is qualified in its entirety to the Agreement, a copy of which is attached hereto as Exhibits 10.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Third Amended and Restated Merchant Agreement dated January 17, 2005*

*	Pursuant to the Freedom of Information Act, the confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAUTILUS GROUP, INC.
(Registrant)

January 21, 2005	By:	/s/ Rod W. Rice
(Date)		Rod W. Rice, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Third Amended and Restated Merchant Agreement dated January 17, 2005*

*	Pursuant to the Freedom of Information Act, the confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission